Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

ZYNERBA PHARMACEUTICALS, INC.

ADOPTED:  August 10, 2015

1.              STOCKHOLDERS

1.1.                            Annual Meeting.

An annual meeting of the stockholders of Zynerba Pharmaceuticals, Inc. (the “Corporation”) shall be held in each calendar year, on such date and at such time as may be fixed by the board of directors of the Corporation (the “Board”), for the purpose of electing directors in accordance with the certificate of incorporation of the Corporation (the “Certificate of Incorporation”) and for the transaction of such other business as may properly come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day.

1.2.                            Special Meetings.

Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board or by such person or persons acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. The Board may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of the Corporation and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting, and in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these Bylaws.

1.3.                            Place of Meeting.

All meetings of the stockholders shall be held at the registered office of the Corporation or at such other place, within or without the State of Delaware, as may be designated by the Board from time to time.

1.4.                            Notice.

Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given (in a manner consistent with the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”)). The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting.  The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.  If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, if notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

1.5.                            Quorum.

A stockholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present.  The holders of shares of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote on a particular matter to be acted upon at a meeting, present in person or by proxy, shall constitute a quorum for the purposes of consideration and action on such matter.  In the event the Corporation shall have more than one series or class of stock with varying voting rights, only those shares of stock authorized by the Certificate of Incorporation or the applicable provision of the DGCL shall be counted for purposes of determining if a quorum exists. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.6.                            Adjournments.

Adjournment or adjournments of any annual or special meeting of stockholders, other than one at which directors are to be elected, may be taken for such period or periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote, although less than a quorum, shall direct.  When a meeting of stockholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days, the Board fixes a new record date for the adjourned meeting or notice of the business to be transacted was required by the DGCL to be set forth in the original notice of the meeting and such notice had not been previously provided.

1.7.                            Action by Stockholders.

When a quorum is present at any meeting, any matter to be voted upon by the stockholders at such meeting, other than the election of directors, shall be decided by the vote of the holders of shares of stock representing a majority of the voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by law, the Certificate of Incorporation or these Bylaws.  When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the shares present in person or by proxy entitled to vote on the election.

1.8.                            Voting Rights of Stockholders and Proxies.

Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation.  Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the secretary of the Corporation.  All proxies must be filed with the secretary of the Corporation or the inspector of election for the meeting at the beginning of such meeting in order to be counted in any vote at the meeting.  No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9.                            Voting List.

The secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.10.                     Determination of Stockholders of Record.

1.10.1.           The Board may fix a time prior to the date of any meeting of stockholders as a record date for the determination of the stockholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting of stockholders.  Only stockholders of record on the date fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after the record date so fixed.  The Board may similarly fix a record date for the determination of stockholders of record for payment of dividends or for any other purpose.  When a determination of stockholders of record has been made as provided in this bylaw for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

1.10.2.           If a record date is not fixed:

(a)                                 The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(b)                                 The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

1.11.                     Presiding Officer.

All meetings of the stockholders shall be called to order and presided over by the chairman of the Board, if any, or, if there is no chairman or in the chairman’s absence, by the chief executive officer, or, in the absence of the chief executive officer, by a chairman of the meeting designated by the Board. The secretary shall act as secretary of the meeting, but in the secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

1.12.                     Inspectors of Election.

In advance of any meeting of stockholders, the Board may appoint inspectors of election, who may also serve the Corporation in other capacities, including, without limitation, as officers, employees or representatives, but who need not be stockholders, to act at such meeting or any adjournment thereof.  If inspectors of election are not so appointed, the presiding officer of any such meeting may make such appointment at the meeting.  The number of inspectors shall be one or any greater odd number.  No person who is a nominee for director to be elected at the meeting shall act as an inspector.  In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting or at the meeting by the presiding officer thereof.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector or inspectors of election shall determine the number of shares outstanding and the voting power of each such share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result and shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders.  The inspector or inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical.  If there are three or more inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.  At the request of the presiding officer of the meeting, or of any stockholder, the inspector or inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

1.13.                     Conduct of Meetings.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting, to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.              BOARD OF DIRECTORS

2.1.                            General.

The business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2.                            Number, Qualifications, Term of Office.

Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by majority vote of the Board.  Directors need not be stockholders of the Corporation. Terms of office of directors shall be as provided for in accordance with the terms of the Certificate of Incorporation.

2.3.                            Vacancies.

Vacancies or newly-created directorships on the Board shall be filled in accordance with the terms of the Certificate of Incorporation.

2.4.                            Removal and Resignation.

2.4.1.                  Removal.  Directors may be removed from office only in the manner provided in the Certificate of Incorporation.

2.4.2.                  Resignation.  Any director may resign at any time from his or her position as a director of the Corporation by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the chairman of the Board, the chief executive officer, the president or the secretary.  The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

2.5.                            Regular Meetings.

Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board, provided that any director who is absent when such a determination is made shall be given notice of the determination.  The Board shall hold an annual meeting for the election of officers and the transaction of other proper business either as soon as practical after, and at the same place as, the annual meeting of stockholders or at such other day, hour and place as may be fixed by the Board.  The Board may designate by resolution the day, hour and place, within or without the State of Delaware, of other regular meetings.

2.6.                            Special Meetings.

Special meetings of the Board may be called by the chairman of the Board, if any, the chief executive officer or any two (2) directors.  The person or persons calling the special meeting may fix the day, hour and place, within or without the State of Delaware, of the meeting.

2.7.                            Notice of Meetings.

No notice of any annual or regular meeting of the Board need be given.  Written notice of each special meeting of the Board, specifying the place, day and hour of the meeting, shall be given to each director (a) in person or by telephone or (b) by sending written notice by reputable overnight courier, telecopy, facsimile or electronic transmission, or delivering written notice by hand, to such director’s last known business, home or electronic transmission address.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be specified in the notice of the meeting.

2.8.                            Meetings by Conference Communications Equipment.

Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.9.                            Quorum of and Action by Directors.

A quorum of directors shall be determined in accordance with the terms of the Certificate of Incorporation, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the Board except where a different vote is required by law, the Certificate of Incorporation or these Bylaws.  Every director shall be entitled to one vote.

2.10.                     Action by Written Consent.

Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

2.11.                     Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board, or of a committee of the Board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of the action.  Nothing in this Section 2.11 shall bar a director from asserting that the minutes of a meeting incorrectly omitted said director’s dissent if, promptly upon receipt of a copy of such minutes, said director notified the secretary, in writing, of the asserted omission or inaccuracy.

2.12.                     Presiding Officer.

All meetings of the Board shall be called to order and presided over by the chairman of the Board, if any, or, if there is no chairman or in the chairman’s absence, by the chief executive officer or, in the absence of the chairman and chief executive officer, by a chairman of the meeting elected at such meeting by the Board.

2.13.                     Compensation.

Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine.  No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

3.              COMMITTEES OF THE BOARD

3.1.                            Committees of the Board.

The Board may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee.  A committee, to the extent provided in the resolution of the Board creating it, shall have and may exercise all of the powers and authority of the Board except those which by law, the

Certificate of Incorporation or these Bylaws may not be delegated.  Each such committee shall keep minutes and make such reports as the Board may from time to time request.  Each committee of the Board shall serve at the pleasure of the Board.  Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.2.                            Committee Rules.

Unless the Board provides otherwise by resolution each committee shall conduct its business and take action in the same manner as the Board conducts its business pursuant to the Certificate of Incorporation of the Corporation and these Bylaws.

4.              OFFICERS

4.1.                            Officers, Subordinate Officers, Qualifications and Authority.

4.1.1.                  The Corporation shall have a chief executive officer, a chief financial officer, a president, a secretary and a treasurer, each of whom shall be elected or appointed by the Board.

4.1.2.                  The Board may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including a chairman and vice chairman of the Board, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. Any number of offices may be held by the same person.  Each such officer shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or the chief executive officer may from time to time determine.  The Board may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

4.1.3.                  All officers and subordinate officers shall be natural persons over the age of eighteen.  Any two or more offices may be held by the same person.  It shall not be necessary for officers to be directors of the Corporation.

4.1.4.                  Subject to these Bylaws and to limitations as the Board may from time to time prescribe, the officers of the Corporation, as between themselves and the Corporation, shall each have such authority and perform such duties in the management of the Corporation as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board or the chief executive officer.

4.2.                            Election, Term, and Vacancies.

The officers and assistant officers of the Corporation shall be elected by the Board at the annual meeting of the Board or from time to time as the Board shall determine and each officer shall hold office until his or her successor has been duly selected and qualified or until said officer’s earlier death, resignation or removal.  A vacancy in any office occurring in any manner may be filled by the Board and, if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

4.3.                            Removal and Resignation.

4.3.1.                  Removal.  Any officer or agent of the Corporation may be removed by the affirmative vote of a majority of the directors then in office, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.3.2.                  Resignation.  Any officer may resign at any time by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office to the chief executive officer.  The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

4.4.                            Temporary Absence or Disability.

In the event of the temporary absence or disability of any officer, the Board may designate another officer to act temporarily in place of such absent or disabled officer.

4.5.                            Chairman of the Board.

4.5.1.                  The chairman shall have full power and authority to act in any manner on behalf of the Corporation which such powers shall include, but not be limited to, the following: (a) to preside at all meetings of the stockholders and of the Board; (b) to perform all other duties as may from time to time be requested by the Board; and (c) to perform all duties incident to the office of chairman of the Board. The chairman shall be the direct superior officer of the vice chairman and the chief executive officer.

4.5.2.                  In the event that the Corporation shall not have a chairman or there shall be a vacancy in said office, the powers and duties of the chairman shall inure to the vice chairman and if the Corporation shall not have a vice chairman or there shall be a vacancy in said office, to another director or officer as determined by resolution of the Board.

4.6.                            Chief Executive Officer.

The chief executive officer shall (a) have primary responsibility for strategic and long-range planning and direction of the business and finances of the Corporation, (b) see that all orders and resolutions of the Board and the committees thereof are carried into effect, (c) oversee the management of the business of the Corporation, (d)  have authority to sign, execute, and acknowledge, in the name of the Corporation, tax returns, deeds, mortgages, bonds, contracts and/or any and all other instruments, (e) appoint and remove such subordinate officers and agents other than those actually appointed or elected by the Board as the business of the Corporation may require, (f) act as the duly authorized representative of the Board in all matters, except where the Board has formally designated some other person or group to act and (g) perform all the duties incident to the office of chief executive officer as may be assigned to such person by the Board.

4.7.                            President.

The president, if any, shall perform such duties as may be assigned to him or her by the Board or the chief executive officer. In the absence or disability of the chief executive officer, the president, if any, shall perform the duties of the chief executive officer on an interim basis until the Board selects or appoints a new chief executive officer.

4.8.                            Vice Presidents.

Each vice president, if any, shall perform such duties as may be assigned to him or her by the Board or the chief executive officer.  In the absence or disability of the president, the most senior in rank of the vice presidents, if any, shall perform the duties of the president.

4.9.                            Secretary.

The secretary shall (a) keep or cause to be kept the minutes of all meetings of the stockholders, the Board, and any committees of the Board in one or more books kept for that purpose, (b) have custody of the corporate seal, corporate records, stock books and stock ledgers of the Corporation, (c) keep or cause to be kept a register of the address of each stockholder, which address has been furnished to the secretary by such stockholder, (d) see that all notices are duly given in accordance with law, the Certificate of Incorporation and these Bylaws, and (e) in general perform all the usual duties incident to the office of secretary and such other duties as may be assigned to him or her by the Board or the chief executive officer.

4.10.                     Assistant Secretary.

The assistant secretary, if any, or assistant secretaries if more than one, shall perform the duties of the secretary in his or her absence and shall perform such other duties as the Board, the chief executive officer or the secretary may from time to time designate.

4.11.                     Chief Financial Officer.

The chief financial officer shall perform such duties and shall have such powers as may be assigned by the Board or the chief executive officer.  The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the chief executive officer and the Board, when the chief executive officer or Board so requires, an account of all the transactions as chief financial officer and of the financial condition of the Corporation.

4.12.                     Treasurer.

The treasurer shall have such duties as may be specified by the chief financial officer to assist the chief financial officer in the performance of his or her duties, and to perform such other duties and have such other powers as may from time to time be prescribed by the Board or the chief executive officer.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board, the chief executive officer, the chief financial officer or the treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall assist the treasurer in the performance of his or her duties and, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board, the chief executive officer, the chief financial officer or the treasurer may from time to time prescribe.

4.13.                     Salaries.

Unless otherwise provided by the Board, the salaries of each of the officers elected by the Board shall be fixed from time to time by the Board and the salaries of all other officers of the Corporation shall be fixed from time to time by the chief executive officer or such other person as may be designated from time to time by the chief executive officer or the Board.

4.14.                     Delegation of Authority.

The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

5.              CAPITAL STOCK

5.1.                            Issuance of Stock.

Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine.

5.2.                            Stock Certificates; Uncertificated Shares.

5.2.1.                  The shares of the Corporation shall be represented by certificates or shall be uncertificated.  Each registered holder of shares of capital stock, upon request to the Corporation, shall be provided with a certificate of stock representing the number of shares owned by such holder.  Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.

5.2.2.                  Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

5.2.3.                  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.2.4.                  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.3.                            Transfer of Shares.

Shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

5.4.                            Lost, Destroyed or Stolen Certificates.

If the registered owner of a share certificate claims that the security has been lost, destroyed or wrongfully taken, another may be issued in lieu thereof in such manner and upon such terms as the Board may authorize and shall be issued in place of the original security, in accordance with the DGCL, if the owner: (a) so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies any other reasonable requirements imposed by the Corporation; provided, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

6.              PERSONAL LIABILITY, INDEMNIFICATION AND INSURANCE

6.1.                            Indemnification of Officers and Directors.

Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Section 6, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, against all expenses, liability and loss (including attorneys’ fees and all other costs, expenses and obligations) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, the Corporation shall not be obligated under this Section 6 to indemnify any Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee unless (i) such Proceeding (or part thereof) was authorized in the first instance by the Board, (ii) such Proceeding is brought to establish or enforce a right of indemnification under this Section 6 or any agreement or insurance policy relating to Proceedings, or (iii) otherwise required under Section 145 of the DGCL.

6.2.                            Advance of Expenses.

The Corporation shall pay all expenses (including attorneys’ fees) incurred by such an Indemnitee in defending any such Proceeding in advance of its final disposition; provided, however, that (a) the payment of such expenses incurred by such an Indemnitee in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 6 or otherwise; (b) the Corporation’s obligation to advance expenses shall terminate with respect to any Proceeding as to which Indemnitee is shall have entered a plea of guilty or nolo contendere, or an equivalent plea of guilt; and (c) the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

6.3.                            Non-Exclusivity of Rights.

The rights conferred on any person in this Section 6 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, any bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Section 6 shall limit the ability of the Corporation, in its discretion but subject to applicable law, to provide rights to indemnification or advancement of expenses to any person other than an Indemnitee or to provide greater rights to indemnification and advancement of expenses than those provided in this Section 6 to any Indemnitee.

6.4.                            Indemnification Agreements.

The Board is authorized to cause the Corporation to enter into agreements with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Section 6.

6.5.                            Insurance.

The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL or this Section 6.

6.6.                            Severability.

If any word, clause or provision of this Section 6 or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

6.7.                            Intent of Section.

The intent of this Section 6 is to provide for indemnification to the fullest extent not prohibited by section 145 of the DGCL.  To the extent that such Section or any successor section may be amended or supplemented from time to time, this Section 6 shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time not prohibited by law.

7.              NOTICE FOR NOMINATIONS AND PROPOSALS

7.1.                            Procedure for Notice of Stockholder Recommendations of Director Nominees, and Stockholder Proposals.

Recommendations of nominees for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board (or, with respect to director nominations, by the Nominating and Corporate Governance Committee of the of the Board), or (c) by any stockholder of the Corporation present in person at the meeting who (i) was a stockholder of record at the time of giving of notice provided for in this Section 7 and at the time of an annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this subsection as to such proposals or nominations.  Clause (c) in the foregoing sentence provides the exclusive means for a stockholder to make recommendations for director nominations or submit proposals of other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.  In addition, any business proposed by a stockholder to be considered by the stockholders at an annual meeting of stockholders must be a proper matter for stockholder action under the DGCL and the Certificate of Incorporation.  For purposes of this Section 7, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such meeting.  A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company, or (iii) a trust, any trustee of such trust.

7.2.                            Timing Requirements.

Nominations, other than those made by or at the direction of the Nominating and Corporate Governance Committee of the Board, shall be made pursuant to timely notice in writing to the secretary of the Corporation as set forth in this Section 7.2. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the Corporation’s immediately preceding annual meeting of stockholders of the Corporation; provided, however, that in the event that the date of the annual meeting is more than twenty-five (25) days before or after such anniversary date or a special meeting called for the purpose of electing directors, notice by the stockholder must be so received not later than the tenth (10th) day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

7.3.                            Contents of Notice.

Each stockholder notice shall set forth:

7.3.1.                  As to each person whom the stockholder recommends for nomination for election or reelection as a director, (a) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant, (c) a description of all relationships between the proposed nominee and the recommending stockholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending stockholder and the beneficial owner, if any, and the recommended nominee regarding the nomination, and (d) a description of all relationships between the recommended nominee and any of the Corporation’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Corporation;

7.3.2.                  As to any business other than a recommendation for nomination of a director or directors that the stockholder proposes to bring before a meeting, set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (b) a description of all contracts, arrangements, understandings and relationships between such stockholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such stockholder and (c) the text of the proposal or business (including the text of any resolutions proposed for consideration); and

7.3.3.                  As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, (a) the name and address of such stockholder, as they appear on the Corporation’s books, the telephone number of such stockholder, and the name, address and telephone number of such beneficial owner, if any, (b)(i) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of stock of the Corporation or with a value derived in whole or in part from the value of any class or series of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of stock of the Corporation, (iii) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of capital stock of any security of the Corporation or has granted any such right to any person or persons, (iv) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in value of the subject security), (v) any rights to dividends on the capital stock of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying capital stock of the Corporation, (vi) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be updated or supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (viii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ix) any material pending or threatened legal proceeding in which such stockholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (x) any direct or indirect material interest in any material contract or agreement of such stockholder or beneficial owner with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (c) a representation that such stockholder and beneficial owner, if any, intend to be present in person at the meeting, (d) a representation that such stockholder and such beneficial owner, if any, intend to continue to hold the reported shares, Derivative Instruments or other interests through the date of the Corporation’s next annual meeting of stockholders, (e) a completed and signed questionnaire and consent required in clauses (a) and (b) of Section 7.4, prepared with respect to and signed by such stockholder and beneficial owner, and (f) such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board.  For purposes of satisfying the requirements of clause (b) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (i) a statement from the record holder of the shares, Derivative Instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, Derivative Instruments or other interests have been held by such beneficial owner, or (ii) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares, Derivative Instruments or other interests have been held. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners.

7.3.4.                  A stockholder providing notice pursuant to this Section 7 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting.

7.4.                            Requirements of Recommended Nominee.

To be eligible for consideration to be nominated for election or reelection as a director of the Corporation, the notice required pursuant to Section 7.3 must be accompanied by (a) a written questionnaire with respect to the background and qualification of such recommended nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and (b) the written consent of each recommended nominee to: (i) provide, within such time period specified by the Corporation, such information concerning the recommended nominee as may reasonably be required by the Nominating and Corporate Governance Committee of the Board and/or Board to determine the eligibility of such recommended nominee to serve as an independent director of the Corporation, that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, and (ii) a background check to confirm the qualifications and character of the recommended nominee and to make such other determinations as the Nominating and Corporate Governance Committee of the Board or the Board may deem appropriate or necessary, and (c) the written representation and agreement (in the form provided by the secretary upon written request) of the recommended nominee that he or she (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not a party to any agreement, arrangement or understanding that the nominee has with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and that he or she will promptly disclose to the secretary any such agreement, arrangement, or understanding that arises at any time during the nominee’s service on the Board, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

7.5.                            Rule 14a-8 under the Exchange Act; Preferred Stock.

Nothing in this Section 7 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

7.6.                            Waiver by Board of Directors.

The Board may, in its sole discretion, waive any condition or requirement of any provision of this Section 7 in one or more instances.

8.              GENERAL PROVISIONS

8.1.                            Registered Office.

The registered office of the Corporation, required by law to be maintained in the State of Delaware, shall be 1313 N. Market Street, Suite 5100, Wilmington, DE 19801, New Castle County.  The principal place of business of the Corporation may be, but need not be, the same as the registered office.  The address of the registered office may be changed from time to time as determined by resolution of the Board.

8.2.                            Other Offices.

The Corporation may have additional offices and places of business in such places, within or without the State of Delaware, as the Board may designate or as the business of the Corporation may require.

8.3.                            Corporate Seal.

The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of organization, and the words “Corporate Seal — Delaware” or such inscription as the Board may determine.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

8.4.                            Fiscal Year.

The fiscal year of the Corporation shall end on the 31st day of December in each year.

8.5.                            Waiver of Notice.

Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in any such waiver.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

8.6.                            Voting of Securities.

Except as the Board may otherwise designate, the chairman of the Board, chief executive officer, or the president may waive notice of, vote, or appoint any person or persons to vote, on behalf of the Corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or security holders of any other entity, the securities of which may be held by this Corporation.

8.7.                            Exclusive Jurisdiction.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation arising pursuant to the DGCL, the Certificate of Incorporation or these Bylaws; (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or these Bylaws; or (e) any action asserting a claim governed by the internal affairs doctrine, except as to each of (a) through (e) above, for any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the

Court of Chancery does not have subject matter jurisdiction; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of jurisdiction, such action may be brought in another state court sitting in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware.  If any provision or provisions of this Section 8.7 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 8.7 (including, without limitation, each portion of any sentence of this Section 8.7 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.7.

8.8.                            Amendment of Bylaws.

8.8.1.                  Amendment by Directors. Except as otherwise provided by law, and subject to the terms of any series of preferred stock of the corporation, these Bylaws may be amended or repealed by the Board by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present.

8.8.2.                  Amendment by Stockholders. These Bylaws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

8.9.                            Corporate Records.

The original or attested copies of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporators, stockholders and the Board and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board.